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                          L E A S E   A G R E E M E N T
                          -----------------------------



         This AGREEMENT, made this       day of          1998, between CRESTWOOD
CONSTRUCTION, LLC, hereinafter designated as the Landlord, and YARDVILLE NATIONAL BANK, hereinafter designated as the Tenant.

         For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant agree as follows:

         1. PREMISES. The Landlord does hereby lease to the Tenant and the Tenant does hereby rent from the Landlord, the following described premises, hereinafter referred to as "leased premises" or "premises": Bank/office building at the corner of Yardville-Hamilton Sq. and Kuser Roads in Hamilton Square, New Jersey and is to be constructed by the Landlord on Block 2575, Lot 184 in Hamilton Township, Mercer County, New Jersey. The subject property is shown on the Hamilton Township Tax Map as Block 2575, Lot 184. Said building shall be approximately 100 feet by 150 feet totaling approximately 45,000 square feet, as measured from outside exterior walls together with parking all as set forth on the approved site plan dated December 11, 1997 referred to as Exhibit A.

         2. TERM. The term of this lease shall be fourteen (14) years. The term of this lease and Tenant's obligation to pay rent shall commence 60 days after substantial completion or upon occupancy by Tenant whichever is earlier. Substantial completion shall be deemed to have occurred upon the issuance of a Certificate of Occupancy for any and all of Landlord's work so as to allow the Tenant or the Tenant's contractor to commence interior finishes. It is estimated that construction will be completed 18 months after the approval and execution of all plans by local governmental authorities and the issuance of permits and Landlord agrees to expeditiously pursue such execution of plans and permits to proceed with construction. If construction has not commenced by June 1, 1998, or if construction is not completed eighteen months following execution of plans and issuance of permits, Tenant shall have the right to cancel this Lease by giving Landlord written notice of intent to cancel if construction is not commenced within 30 days of the date of the Notice. Notice by Landlord to the Tenant of substantial completion of Landlord's work on the leased premises as set forth above, punch list items, and work contingent upon completion of Tenant's own work excepted, shall constitute delivery hereunder. If Tenant fails to renew the Lease as provided in Paragraph #52, then and in that event, the Tenant shall pay to the Landlord, on a monthly basis for up to one year following termination of this Lease, a sum equal to the monthly rent Tenant would have been required to pay during the first year of the renewal period. This obligation shall terminate if Landlord replaces Tenant with another Tenant during that one year period.

         3. BASIC RENT. The Tenant shall pay to the Landlord, as basic rent for and during the term as follows:
Upon completion and delivery as set forth above and upon mutual determination of square footage between Landlord's architect and Tenant's architect for each use, rent shall be calculated as follows to determine the initial annual basis:

Branch Bank Facility $22.00 per sq. foot
General Office Space $15.00 per sq. foot
Storage Space        $ 8.00 per sq. foot


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         Once the first year's rent is determined as aforesaid, that amount shall constitute the base annual rent payable as set forth below. (If delivery occurs on a day other than the first day of a month the Tenant shall pay a proportionate rent for such partial month.) The base annual rent shall be adjusted once every five years by increasing it, if necessary, to equal the average increase in the Consumer Price Index for the New York area for the prior five years, provided, however, the increase shall not exceed 3% for any adjustment period.

         All rent is due and payable in advance on the first day of each and every month during the term of the lease. Tenant shall pay basic rent, and any additional rent as hereinafter provided, to Landlord at Landlord's above stated address, or at such other place as Landlord may designate in writing, without demand, counterclaim, deduction or setoff.

         4. USE. Tenant shall use and occupy the leased premises only for lawful purposes permitted by local ordinance and for no other purpose.

         5. CARE. The Tenant shall take good care of the premises and shall at the Tenant's own cost and expense, make all repairs, including painting and decorating, and shall maintain the premises in good condition and state of repair. The Tenant shall neither encumber nor obstruct the sidewalks, parking areas and entrances, but shall keep and maintain the same in a clean condition, free from debris, refuse, snow and ice. Notwithstanding the above, Landlord shall be responsible for the following:

         1. Maintain the roof and exterior walls in good condition;

         2. Make all structural repairs unless the repairs are made necessary by the act or neglect of the Tenant; and

         3. Make necessary replacements of the plumbing, cooling, heating, electrical and sewer systems, except when made necessary by the act or neglect of the Tenant.

         6. SURRENDER. On the last day, or earlier permitted termination of the lease term, Tenant shall quit and surrender the leased premises in good order and condition, ordinary wear and tear excepted. Prior to the expiration of the lease term, the Tenant shall remove all of its personal property, trade fixtures and equipment from the premises, and shall repair any damage caused by such removal. Any property of the Tenant remaining on the premises after the last day of the term of this lease or after the earlier permitted termination of the lease term shall be conclusively deemed abandoned and may be removed or disposed of by Landlord. Tenant shall reimburse Landlord for the cost of such removal. Notwithstanding the above, this paragraph does not require Tenant to restore the leased premises to its original condition.

         7. COMPLIANCE WITH LAWS. The Tenant shall comply with all laws, regulations, requirements and directives of the federal, state, county and municipal authorities applicable to the business to be conducted by the Tenant in the leased premises. Landlord has obtained site plan approval for the operation of a bank/office building on the premises and agrees to comply with any conditions contained in said approval. Prior to the commencement of opening for business, the Tenant shall, at its expense, obtain from the municipality (if required) a Tenant's C of O or use permit. The Tenant shall promptly comply with all requests, orders, regulations and directives of the Board of Fire Underwriters or insurance companies covering the leased premises for the prevention of fire or other casualty at Tenant's own cost and expense after


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commencement of the Lease. Tenant represents that it shall not violate any rules or regulations of the occupational safety and health administration. The Tenant shall conduct its business in such a manner, both as regards noise and other nuisances, as will not interfere with, annoy, or disturb any other Tenant in the conduct of its business or the Landlord in the management of the shopping center (as shown on the proposed site plan attached hereto as Exhibit "B"). Landlord will likewise use its best efforts to make sure that no other Tenant will interfere with, annoy or disturb the Tenant under this Lease Agreement.

         8. ASSIGNMENT. The Tenant shall not assign, mortgage or encumber this lease, nor sublet or sublease the premises or any part thereof, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. If Tenant is being released from the Lease Agreement, then Landlord may require posting of a security deposit or any other reasonable security as a condition of approving any assignment. This lease shall be binding upon Tenant and any acquirer or successor of Tenant. Notwithstanding the above, Tenant does not need Landlord's consent or approval for the sale of Tenant's stock.

         9. NOTICES. All notices required under the terms of this lease shall be given and shall be complete by mailing such notices by certified or registered mail, return receipt requested, to the address of the parties as shown at the head of this lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner. All notices to Tenant may be mailed to the leased premises once Tenant has occupied the premises. The parties may designate counsel to whom copies of notices shall be sent and may, by consent, agree to alternative methods of delivery of notices.

         10. SEVERABILITY. The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

         11. INSPECTION. The Tenant agrees that the Landlord and the Landlord's agents, shall have the right to enter into and upon the said premises or any part thereof, during regular business hours, upon reasonable notice to Tenant, while accompanied by a representative of Tenant, for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. The clause shall not be deemed to be a covenant by the Landlord nor be construed to create an obligation on the part of the Landlord to make such inspection or repairs. Landlord recognizes that the nature of Tenant's business may require security so as to deny Landlord access to portions of the premises except in emergency situations under controls acceptable to Tenant.

         12. NET RENT. (The phrase "Tenant's proportionate share" shall apply only if Landlord receives a single bill for any such items which bill covers land buildings or operations of other Tenants otherwise Tenant's share shall be one hundred percent (100%).) Tenant agrees to pay as additional rent, promptly and without demand, its proportionate share of all real estate taxes, common area expenses and insurance affecting the real estate (land and building) of which the leased premises form a part. It is the intention of the parties that this shall be a triple net lease. The Landlord and Tenant agree that the proportionate share of the above taxes, common area expenses and insurance to be paid by the Tenant, under the terms of this paragraph, shall be computed on the



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basis that the total area of the leased premises bears to the total area of the entire premises. Landlord and Tenant further agree that Tenant shall pay its proportionate share of the above common area expenses and insurance monthly by paying one-twelfth the estimated amount with each basic monthly rent installment in a manner similar to the escrow system used by banks in connection with residential mortgages. Annually Landlord, upon submission of the tax, common area expense and insurance bills, shall compute any differences from the estimated monthly payments, notify Tenant of same, and the adjustment of the difference shall be made with the next due installment of the basic monthly rent. Photocopies of the tax bill, common area expense bills and insurance bills, submitted by the Landlord to the Tenant, shall be sufficient evidence of the amount of taxes, common area expenses and insurance. So long as Tenant is responsible for one hundred percent of such expenses Tenant may make arrangements to pay those expenses when due provided Landlord agrees and Tenant provides adequate proof of timely payment of such expenses.

         If at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered, so that in lieu of or as a supplement to or a substitute for the whole or any part of the real estate taxes now assessed or charged there is an alternate assessment or charge or tax, then such alternate assessment or charge or tax shall be deemed to be included in the real estate taxes payable by the Tenant pursuant to this paragraph and the Tenant shall pay and discharge the same as herein provided in respect to the payment of real estate taxes. The common area expenses herein referred to are the Landlord's costs of operating, maintaining, replacing and repairing the common areas of the premises (land) of which the leased premises form a part. Such expenses to include, but not limited to, lighting, cleaning, snow removal, policing, landscaping, repairing and patching of the common roadways. The insurance herein is the rental, fire and liability coverage under a policy issued by a commercial insurer licensed to provide insurance in New Jersey. (Any reference to common areas shall apply only if other tenants are sharing use of the demised premises with Tenant.

         The Landlord and Tenant shall delineate on the attached site plan (Exhibit "B") those areas which shall be considered "common areas" for the purpose of this Lease Agreement. Landlord also agrees that Tenant may pay its portion of the tax bill to Landlord within ten (10) days notice from Landlord of the amount of the bill. Tenant shall pay all of the tax for improvements (so long as it is the only building on the taxed property) and its proportionate share of the land until such time as the Tenant's portion of the property is subdivided out. Landlord agrees that it will use its best efforts to subdivide out Tenant's portion of the property and, if successful, further agrees that upon completion of the subdivision and the issuance of a separate tax bill to Tenant's property, Tenant may pay said bill directly to the Township of Hamilton and provide proof of said payment to Landlord within ten (20) days of said payment. Tenant reserves the right to audit any common area expenses and all expenses should be reasonable and customary.

         13. QUIET ENJOYMENT. The Landlord represents that the Landlord is the owner of the premises herein leased and has the right and authority to enter into, execute and deliver this lease; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the leased premises for the term aforementioned.


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         14. MORTGAGE PRIORITY. This lease shall not be a lien against the said premises in respect to any mortgages that may hereafter be placed upon said premises. The recording of such mortgage shall have preference and precedence and be superior and prior in lien to this lease, irrespective of the date of recording. The Tenant agrees to execute any instruments, without cost, which may be deemed necessary or desirable, to effect the subordination of this lease to any such mortgage provided said mortgagee executes a subordination, nondisturbance and attornment agreement in a form satisfactory to Tenant. A refusal by the Tenant to execute such instruments shall entitle the Landlord to cancel this lease. The term hereof is expressly limited accordingly.

         15. SIGNS. The Tenant shall not place nor allow to be placed any signs of any kind whatsoever, upon, in or about the leased premises without the prior written consent of the Landlord which consent shall not be unreasonably withheld. Tenant agrees, if required by Landlord, to attach at Tenant's own cost and expense an illuminated sign onto a free standing sign that may be erected by Landlord. Tenant further agrees to erect at Tenant's own cost and expense an illuminated sign on the exterior of the leased premises. All signs herein erected shall be approved, before erection, by the Landlord in writing as to size, location. Any signs permitted by the Landlord shall at all times conform with all municipal ordinances or other laws and regulations applicable thereto. Notwithstanding the above, any signs that the Landlord requires the Tenant to erect herein shall be limited to a cost of $2,500.00 to the Tenant.

         16. PARKING. Shall be available as shown on the approved Site Plan--Exhibit A. The parking areas shown on Exhibit A shall be for the exclusive use of the Bank and its customers.

         17. UTILITIES. The Tenant shall pay when due all the rents or charges for water or other utilities exclusively used by the Tenant, which are or may be assessed or imposed upon the leased premises, and if not paid, such rents or charges shall be added to and become payable as additional rent with the installment of rent next due. Tenant to pay for all utilities. Landlord shall not be responsible for the interruption in service of any utility. Notwithstanding the above, if the utility services are interrupted due to no fault of the Tenant but due to the fault of the Landlord for a period of more than ten (10) days, then Tenant will be entitled to an abatement of rent until such time as the utilities are returned to service. Tenant and Landlord agrees to use its best efforts to have the utilities returned to service as soon as possible. In the event the utility or utilities are not restored for a period of six months, then Tenant shall have the right to cancel this Lease Agreement unless non-restoration results from Tenant's fault.

         18. LANDLORD'S EXCULPATION. The Landlord shall not be liable for any damage or injury which may be sustained by the Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like or of the electrical, gas, power, refrigeration, sprinkler, air-conditioning or heating systems; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other Tenant or of the Landlord or this or any other Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, beyond the control of the landlord, of any services to be furnished or supplied by the Landlord. Notwithstanding the, above, Landlord shall not be exculpated from (1) any gross negligence or willful and wanton acts of the Landlord, (2) any of the remedies provided to tenant under Paragraph 17 herein, and (3) any of the warranties provided to Tenant under Paragraph 54 herein.


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         19. LIABILITY INSURANCE. Tenant shall keep in force at its own expense, so long as this Lease remains in effect, public liability insurance in companies acceptable to the Landlord with respect to the premises, in form satisfactory to Landlord covering both Landlord and Tenant with minimum limits of $1,000,000 per person and $2,000,000 per accident and in which the property damage liability shall be not less than $100,000. Tenant will deposit the policy of such insurance or certificates thereof with Landlord within 15 days of occupying said premises. Tenant shall also maintain at Tenant's expense to "all risk" property insurance, business/rent interruption insurance and commercial general liability insurance naming Landlord as an additional insured.

         20. PLATE GLASS. Tenant shall be obligated to maintain, repair and replace all plate and other glass in the leased premises.

         21. NON-PERFORMANCE BY LANDLORD. This lease and the obligation of the Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord's inability to supply any service, by reason of any rule, order regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or, for any cause beyond the control of the Landlord. This paragraph does not apply to Tenant's remedies following any interruption of utility services provided in Paragraph 17 and Tenant's remedies for Landlord's failure to make construction deadlines set forth in Paragraph 2.

         22. REIMBURSEMENT OF LANDLORD. If the Tenant shall fail or refuse to comply with or perform any conditions and covenants of the within lease, the Landlord may, if the Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of the Tenant, and the said cost and expense shall be payable on demand, or at the option of the Landlord, shall be added to the installment of rent due immediately thereafter, but in no case later than one month after such demand. This remedy shall be in addition to such other remedies as the Landlord may have hereunder by reason of the breach by the Tenant. Landlord's rights hereunder shall apply only after giving Tenant reasonable notice to cure the covenant or condition alleged to have not been complied with. Likewise, if the Landlord shall fail or refuse to comply or perform any conditions and covenants of the within Lease, the Tenant may, if the Tenant so elects, carry out and perform such conditions and covenants, at the cost and expense of the Landlord and the said cost and expense shall be deducted from any future rent payable to the Landlord. This remedy shall be in addition to such other remedies as the Tenant may have hereunder by reason of the breach of the Landlord. Tenant's rights hereunder shall apply only after giving Landlord reasonable notice to cure the covenant or condition alleged to have not been complied with.

         23. CONDEMNATION. In the event that the premises shall be taken for public use by the city, state, federal government, public authority or other corporation having the power of eminent domain, then this Lease shall terminate as of the date on which possession thereof shall be taken for such public use, or, at the option of the Tenant, as of the date on which the premises shall become unsuitable for Tenant's regular business by reason of such taking; provided, however, that if only a part of the leased premises shall be so taken, such termination shall be at the option of Tenant only. If such a taking of only a part of the leased premises occurs, and Tenant elects not to terminate the Lease, there shall be a proportionate reduction of the Basic Rent and Additional Rent to be paid under this Lease from and after the date such



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possession is taken for public use. Tenant shall have the right to participate, directly or indirectly, in any award for such public taking to the extent that it may have suffered compensable damage as a Tenant on account of such public taking.

         24. ALTERATION. No alterations, installations, additions, or improvements shall be made, installed or attached to the leased premises, without the written consent of the Landlord which consent shall not be unreasonably withheld. Unless otherwise provided herein, all such alterations, additions or improvements and installations, when made, permanently installed or attached to the said premises, shall belong to and become the property of the Landlord and shall be surrendered with the premises and as part thereof upon the expiration or termination of this Lease. Notwithstanding the above, Tenant is permitted to make any nonstructural improvement inside the building without the Landlord's consent.

         25. FIXTURES. It is agreed that the Tenant shall have the right to install whatever trade equipment, fixtures and inventory as may be deemed necessary by the Tenant for the conduct of the business for which the premises have been leased, subject to compliance with applicable rules and regulations of governmental boards having jurisdiction thereof. Any trade equipment, fixtures or inventory of the Tenant, not removed by the Tenant upon the termination of this Lease, or upon any quitting, vacating or abandonment of the premises by the Tenant, or upon the Tenant's eviction, shall be considered as abandoned and the Landlord shall have the right, without notice to the Tenant, to sell or otherwise dispose of the same and shall not be accountable to the Tenant for any part of the proceeds of such sale, if any.

         26. FIRE OR OTHER CASUALTY. In case of fire or other casualty, the Tenant shall give immediate notice to the Landlord. If the premises shall be partially damaged by fire, the elements or other casualty, the Landlord shall repair the same as speedily as practicable, but the Tenant's obligation to pay the rent hereunder shall not cease. If the premises be so extensively and substantially damaged as to render them untenantable, then the rent shall cease until such time as the premises shall be made tenantable by the Landlord. However, if the premises be totally destroyed or so extensively and substantially damaged as to require practically a rebuilding thereof, then the rent shall be paid up to the time of such destruction and then and from thenceforth this lease shall come to an end. If the Tenant shall have been insured against any of the risks herein covered, then the proceeds of such insurance shall be paid over to the Landlord to the extent of the Landlord's cost and expenses to make the repairs hereunder. Notwithstanding the above, if Landlord cannot repair the damages to the property within a six-month period, then the Tenant shall have the right to terminate this Lease and rent shall be due and owing only up until the date of the fire or casualty.

         27. REFUSE. Tenant shall at its own cost and expense maintain a refuse container as designated on the approved site plan (Exhibit A). Such container shall be adequate in size and structure and kept in good and secure condition. Such container shall be located in an area designated on the approved site plan.
Tenant: shall not permit undue accumulations of trash, rubbish and other refuse. Tenant shall cause any used cartons, containers, refuse, debris, litter and garbage to be picked up from the parking areas, sidewalks and grounds, of the Landlord, where same have been deposited, dropped or discarded by the Tenant or it customers. Tenant herein also agrees to maintain a refuse container in front of the leased premises and to be periodically emptied by Tenant, if Landlord so requests. Tenant shall bag all garbage placed in container which has been removed from their premises.

         28. CLEANLINESS. Tenant agrees to maintain the lease premised, at its own expense, in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests. Tenant also agrees not to cause or permit objectionable odors to emanate or be dispelled from the leased premises.


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         29. LANDLORD REPAIRS. The repairs required of the Landlord in Paragraph
5 herein shall be done at the Landlord's expense and shall not become part of or added to the common area expenses. Furthermorel, if Landlord does not make a repair required in this Lease within a reasonable period of time following notice from the Tenant, then Tenant can make the repair and offset the cost of the repair against any future rent due to the Landlord.

         30. SITE REVISIONS. The Landlord herein reserves the right at any time to make changes or revisions in the parking areas, to make alterations thereof, additions thereto, and to construct additional buildings as permitted by applicable land use laws and regulations, so long as such revisions have no adverse impact on Tenant's use of the demised premises. This paragraph shall apply only to those areas specifically designated and agreed to by Landlord and Tenant on the site plan attached as Exhibit A.

         31. DAMAGE. In case of the destruction of or damage of any kind whatsoever to the said premises, caused by the carelessness, negligence or improper conduct on the part of the Tenant or the Tenant's agents, employees, or invitees, the Tenant shall repair the said damage or replace or restore any destroyed parts of the premises, as speedily as possible, at the Tenant's own cost and expense or from insurance proceeds.

         32. INDEMNITY. Tenant agrees to indemnify the Landlord against and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in or about the leased premises, and/or which result from the occupancy or use by Tenant of the leased premises or any part thereof and/or which may be occasioned wholly or in part by any act or omission of Tenant, its agents or employees, except if caused by Landlord or Landlord's employees, agents or contractors. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Landlord in connection with such litigation.

         33. LATE PENALTY. Any rent due under the terms of this Lease and not received by the Landlord by the fifth day of the month in which it is due will be subject to a late penalty of the maximum amount permitted by law, but not to exceed five (5%) percent. The late penalty shall be imposed at the discretion of the Landlord and if so imposed shall be payable by the Tenant on demand of the Landlord. Landlord's failure to impose penalty shall not constitute any waiver of this paragraph. The late penalty shall be deemed additional rent. Tenant shall be entitled to one five (5) day notice per year of the imposition of the first late penalty in that year.

         34. REMEDIES UPON TENANT'S DEFAULT. If there should occur any default on the part of the Tenant in the performance of any conditions and covenants herein contained beyond any cure period, or should the Tenant be evicted by summary proceedings or otherwise, the Landlord, in addition to any other remedies herein contained or as may be permitted by law, may either by force or otherwise, without being liable for prosecution therefor, or for damages, re-enter the said premises and the same have and again possess and enjoy; and as agent for the Tenant or otherwise, re-let the premises and receive the rents therefore and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as the Landlord may have been put to in re-entering and repossessing, the same and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. The Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the reentry by the Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month.


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         Any non-monetary defaults shall require 30 days' notice to Tenant of
Tenant's right to cure which right shall continue so long as Tenant is diligently pursuing the cure. Landlord shall also only be allowed possession of the property in accordance with the law of New Jersey.

         35. TERMINATION ON DEFAULT. Upon the occurrence of any of the contingencies set forth in the preceding clause, or should the Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this lease or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ or execution, levy, or by operation of law, the Landlord may, if the Landlord so elects, at any time thereafter, terminate this lease and the term hereof, upon giving to the Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of the Tenant, five days notice in writing, of the Landlord's intention so to do. Upon the giving of such notice, this lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this lease for the expiration hereof; and the Landlord shall have the right to remove all persons, goods, fixtures, and chattels therefrom, by force or otherwise, without liability for damages. In the event that the relationship of Landlord and Tenant may cease or terminate by reason of the default by the Tenant or by the ejectment of the Tenant by judicial proceedings, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant shall remain liable for rent and costs as stated in above paragraph 3.

         36. NON-WAIVER. The various rights, remedies, options and elections of the parties, expressed herein, are cumulative, and the failure of the either party to enforce strict performance by the other of the conditions and covenants of this lease or to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by the Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by the Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect. Likewise, payment of rent by Tenant shall not act as a waiver of Tenant's right to insist on performance of any of the terms hereof.

         37. RIGHT TO EXHIBIT. The Tenant agrees to permit the Landlord and the Landlord's agents to show the premises to persons wishing to rent or purchase the same during regular business hours and while accompanied by a representative of Tenant, and Tenant agrees that on and after 180 days next preceding the expiration of the term hereof, the Landlord or the Landlord's agents shall have the right to place notices on the front of said premises or any part thereof, offering the premises for rent or for sale; and the Tenant hereby agrees to permit the same to remain thereon without hindrance. Said right to exhibit shall be upon reasonable notice to Tenant.

         38. ABANDONMENT. Tenant shall throughout the term of this Lease conduct and carry on the type of business for which the premises have been leased. Tenant shall not allow the leased premises to become vacant or deserted for a period of more than six months.

         39. WAIVER OF JURY TRIAL. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the premises, and/or claim, injury or damage.

         40. ENFORCEMENT. Tenant shall pay, upon demand, all of Landlord's costs, charges and expenses, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligation to pay the basic and additional rents due under this lease. In actions to enforce any other provision of this lease, the losing party, shall be responsible for the other party's reasonable costs, charges, expenses and counsel, expert and other fees, incurred in such actions.

         41. LOSS OF PROPERTY. Landlord shall not be liable for any loss of property by Tenant from any cause whatsoever, including but not limited to theft or burglary from the leased premises, and Tenant covenants and agrees to make no claim for any such loss at any time.

         42. ENTIRE AGREEMENT. This lease contains the entire agreement between the parties, no representative, agent or employee of the Landlord has been authorized to make any representation or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the Landlord and the Tenant.

         43. ADDITIONAL RENT. Any payments required to be made by Tenant, whether to Landlord or otherwise, under this lease shall be deemed to be additional rent, whether or not so designated in the lease. Landlord shall be entitled to all remedies available to Landlord of non-payment of rent in the event that, Tenant fails to pay any such payment.

         44. BROKER. The parties warrant and represent that they have not dealt or negotiated with any real estate broker or salesperson in connection with this Lease agreement and that they shall indemnify and hold each other harmless from any costs, claims or damages successfully asserted by any other person or firm claiming to have negotiated or brought about this Lease.

         45. PHOTOCOPIES. Photocopies bearing original signatures of the parties shall be deemed to be original documents, and the parties hereto and lending institutions may rely upon said photocopies bearing original signatures as such originals.

         46. EXECUTION. The submission of this Lease for examination does not constitute a reservation of or option for the premises. This Lease agreement shall become effective, only upon execution by both Landlord and Tenant.

         47. HEADINGS. The headings contained in the body of this lease agreement are for purposes of identification only, and are not a part of the agreement between the parties.

         48. PERSONAL LIABILITY. Notwithstanding anything to the contrary provided in this lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord, its Partners, nor their successors with respect to any of the terms and conditions of this lease. The Tenant shall look solely to the equity of the Landlord in the Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms and conditions of this lease to be performed by Landlord, such exculpation of liability to be absolute and without any exceptions whatsoever.

         49. LANDLORD INSTALLATION. Leased premises shall be provided the following by Landlord: Landlord's work is described in detail in Exhibit B.

         50. CONSTRUCTION. Landlord agrees that construction of the building, designated by the Landlord to contain the leased premises, shall commence, before the expiration of 120 days after the date the Landlord shall have procured a building permit from the appropriate authority and Landlord further agrees to thereafter diligently proceed with the construction of the premises.

If for any reason construction has not commenced by the above date either party here-to may terminate this lease by written notice to the other party, sent certified mail return receipt requested, prior to the commencement of construction. Upon such notice this lease shall become null and void without any liability of either party to the other, with the exception of the refund of the security deposit. Landlord shall construct the building in accordance with architectural plans submitted to and approved by Tenant and attached hereto as Exhibit C all in a good and workmanlike manner in compliance with all applicable laws and regulations. Warranties shall be assigned to Tenant. Landlord agrees that everything will be warranted for one year, the roof warranted for 20 years and all mechanical, water penetration and site work warranted for 2 years. Landlord further agrees to provide Tenant with a construction schedule and communicate with Tenant on the status of construction on a regular basis.

         51. TENANT WORK. Tenant is permitted to enter the leased premises prior to commencement of the lease term in order to prepare the premises, provided however, that such entry does not interfere, impede or disrupt the Landlord nor violate any township ordinances. Landlord agrees to use its best efforts to allow Tenant side-by-side access for completion of Tenant's work.

         52. RENEWAL. Tenant shall have the option of renewing this lease for two (2) additional five (5) year periods provided the Tenants give to the Landlord Notice of Intent to Renew at least nine (9) months prior to the expiration of the initial term or renewal period being renewed. Rent for the renewal term shall be at least the existing rent increased to the fair market value (FMV) as of the commencement date of each renewal. If the parties cannot agree on the FMV increase or a mutually agreeable appraiser to determine the same, then each party will hire an appraiser and the FMV shall be determined by taking an average of the two appraisals provided the difference between the two is 10% or less. If the difference between the two appraisals is greater than 10%, then the two hired appraisers shall pick a third appraiser, and the FMV determined by the third appraiser shall be binding.

         53. EXCLUSIVE USE. Landlord agrees that Landlord will not rent to another banking facility within the shopping center anticipated to be constructed on the same lot occupied by the building leased to Tenant.

         54. ROOFTOP ANTENNA/MODIFICATIONS, Tenant, with prior review and approval by the Landlord, which approval shall not be unreasonably withheld or delayed, is permitted to install antenna/satellite dishes and related equipment on the roof of the building or on the site provided, however, that Tenant shall comply with any and all governmental restrictions and regulations and obtain all necessary permits and, in addition, Tenant shall be responsible for any damage or defect created in the roof by reason of the installation of such materials and shall appropriately screen such equipment and materials from view.

         55. OPTION TO PURCHASE. Tenant shall have the continuing option to purchase the premises after the end of the fifth lease year at a price equal to the then current fair market value (FMV) of the premises. If the parties cannot agree on the fair market value or a mutually agreeable appraiser to determine same, then each party will hire an appraiser and the FMV shall be determined by taking an average of the two appraisals provided the difference between the two is 10% or less. If the difference between the two appraisals is greater than 10%, then the two hired appraisers shall pick a third appraiser, and the FMV determined by the third appraiser shall be binding. If, pursuant to Paragraph #64, Tenant has paid outside of Lease payments for Lease Hold Improvements, then and in that event, if Tenant exercises this option to purchase during the term of the Lease, Tenant shall receive a credit for a portion of the monies so paid, calculated by dividing the total payment made for Lease Hold Improvements by 14 years and crediting Tenant with the sum equal to that figure times the number of years remaining on the Lease. In the event Landlord has not subdivided out the Tenant's portion of the property consistent with an agreed upon division by the end of the fifth lease year, the Tenant shall have the further option to proceed with the application for said subdivision at Tenant's expense and, if approval is received, exercise this option. Alternatively, if subdivision is impractical, the parties will explore alternatives such as land lease or condominium association and Landlord will pursue one of those courses in order to permit Tenant to exercise this option.

         56. RIGHT OF FIRST REFUSAL. Should the Landlord, during the original or any renewal term of the Lease, decide to sell the building and property to any other person, corporation or company, the Landlord shall first offer the building and/or property for sale to Tenant at the same price as the Landlord's best offer. Tenant shall have thirty (30) days from the date of receipt of written notice of the other offer to match that offer in order to exercise Right of First Refusal to purchase the premises hereunder. Tenant's offer must match not only terms of price but, also, all terms including payment method and any and all contingencies.

         57. CHOICE OF LAW. This Lease Agreement shall be governed by the law of the State of New Jersey and the parties agree to make Mercer County the venue of any legal action resulting from this Lease.

         58. SUCCESSORS AND ASSIGNS. This Lease Agreement shall be binding on all successors and assigns to either party's interests herein.

         59. MEMORANDUM OF LEASE. A memorandum of this Lease Agreement shall be filed simultaneously upon execution with the clerk of Mercer County, New Jersey.

         60. HOLDING OVER. In the event that the Tenant shall remain in the demised premises after the expiration of the term of this Lease without having executed a new written Lease with the Landlord, such holding over shall not constitute a renewal or extension of this Lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of its term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Lease, except as to duration thereof, and rent shall be due at 125% of the last month's rent covered under the base and/or option term of the Lease.

         61. WAIVER OF SUBROGATION. Landlord and Tenant hereby releases the other from any and all liability or responsibility (to the other or anyone claiming through or under them by the way of subrogation or otherwise) under fire and extended coverage or supplementary contract casualties, if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that, except as otherwise provided in this Lease, this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Each of Landlord and Tenant agrees that its policies will include such a clause or endorsement so long as the same shall be obtainable without extra cost, or if such cost shall be charged therefore, so long as the other party pays such extra cost, if extra cost shall be chargeable therefor, each party shall notify the other party therefore and of the amount of the extra cost, and the other party shall be obligated to pay the extra cost unless, within ten (10) days after such notice, it elects not to be obligated so to do by written notice to the original party. If such clause or endorsement is not available, or if either party should not desire the coverage at extra cost to it, then the provisions of this Article shall not apply to the policy or policies in question.

         62. BANKING APPROVAL. This Lease Agreement is contingent upon the Tenant obtaining all necessary approvals to operate a banking facility at this location from the Office of the Comptroller of the currency within ninety (90) days from the execution of this Lease Agreement. Tenant agrees to apply for this approval immediately following execution of this Lease Agreement. Tenant agrees that if Tenant cancels this Lease Agreement because the relocation is not approved by the Comptroller of the currency as required hereunder, then and in that event, Tenant agrees to reimburse the Landlord for any and all expenses incurred by the Landlord in preparing the premises including engineering, site work and any other work done after the execution of the Lease and until the date of cancellation.

         63. ARBITRATION.
                  (a) All disputes which may arise between the parties hereto out of or in relation to or in connection with this Agreement, shall be settled by arbitration in accordance with the provisions set forth in the New Jersey Arbitration Act, N.J.S.A. 2A:24-1 et seq. The decision of such arbitration shall be binding on both parties, and a judgment on an award rendered shall be entered pursuant to paragraph (b).

                  (b) Exclusive jurisdiction over entry of judgment on any arbitration award rendered pursuant to paragraph (a) or over any dispute, action or suit arising therefrom shall be in any court of appropriate subject matter jurisdiction located in New Jersey, and the parties by this Agreement expressly subject themselves to the personal jurisdiction of said court for the entry of any such judgment and for the resolution of any dispute, action or suit arising in connection with the entry of such judgment.

         64. LEASEHOLD IMPROVEMENTS. Tenant agrees to pay Landlord a maximum of $35.00 per foot for any and all Tenant improvements based upon the existing estimating plans and provided any changes thereto are reasonable in scope. (A copy of said estimating plans are attached hereto as Exhibit "D".) Landlord further agrees to competitively bid-out all Tenant improvements on the leased premises and to allow Tenant to accept or reject the bids for the leasehold improvements. In the event that Tenant does not accept any of the bids submitted for the leasehold improvements, then Tenant reserves the right for the Landlord to deliver to Tenant a shell of the building and then Tenant will have the right and responsibility to finish all leasehold improvements. The shell of the building is defined and set forth in the attached plans submitted as Exhibit "D". Tenant further agrees to pay a mark-up of 3% to the Landlord for supervision of the leasehold improvements if the Tenant accepts the bids submitted to Landlord and Landlord is responsible for completing the leasehold improvements. Payment to the Landlord hereunder shall be made in accordance with a separate contract between Landlord and Tenant regarding said leasehold improvements.

         The parties hereto have executed this Lease Agreement on the day and year first above written.

                  As to Landlord:                   As to Tenant:

                  CRESTWOOD CONSTRUCTION, LLC        YARDVILLE NATIONAL BANK




                  By: /s/ John J. Klein, III        By: /s/ Patrick M. Ryan
                      ---------------------------       ------------------------
                      JOHN J. KLEIN, III                PATRICK M. RYAN
                                                        President/CEO


                  Dated: 5-25--98                   Dated: 4/2/98
                         --------------------------        ---------------------

                           ADDENDUM TO LEASE AGREEMENT
                           ---------------------------


LANDLORD: CRESTWOOD CONSTRUCTION, LLC
---------

TENANT:   YARDVILLE NATIONAL BANK
-------

PROPERTY: Block 2575, Lot 184, Hamilton Township, NJ
---------

================================================================================

The contents of this Addendum are an Integral part of the Lease Agreement dated May 8, 1998 and wherever the contents of the Lease Agreement and this Addendum differ, the Addendum shall govern.


         1. In addition to the common areas delineated in yellow on Exhibit B, Tenant shall be responsible for its proportionate share of the maintenance expenses for the detention basin. Tenant's proportionate share shall be based on total acreage of land allocated to each user of the detention basin. The Tenant shall be entitled to an easement for use of the detention basin throughout the term of the loan.

         2. Omitted from Exhibit B is a proposed 21,000 square foot retail center to be on the remainder of the site outside of the dotted red line. Landlord shall supply Tenant with a copy of the revised plans including the proposed shopping center once those plans are completed.

         3. Paragraph 30 of the Lease Agreement is modified to change the reference to Exhibit A to Exhibit B. All other terms and conditions of Paragraph 30 remain the same.

         4. The date of Exhibit A referred to in Paragraph 1 of the Lease Agreement is changed to September 15, 1997 as revised on November 5, 1997.

         5. Paragraph 49 of the Lease Agreement is modified to change the reference to Exhibit B to Exhibit C, C1, D, D1, D2 and D3.

         6. Paragraph 50 of the Lease Agreement is modified to change the reference to Exhibit C to Exhibit C, C1, D, D1, D2 and D3.

         7. Paragraph 54 of the Lease Agreement is modified to change the reference to Exhibit D (in the 5th line of said paragraph) to Exhibit C. The reference to Exhibit D (in the 15th line of said paragraph) shall be changed to Exhibit D, D1, D2 and D3.

         8. The Tenant shall be entitled to a credit of $25,000 for the architectural staircase which was originally proposed as part of the base building and since eliminated by the Tenant.

         9. Any discrepancies in the plans and specifications prepared by The Aztec Corporation and Steven S. Cohen, Architect, PC, shall be controlled by what is in The Aztec Corporation plans and specifications, with the exception that all dimensions in said plans and specifications shall be governed by the Steven S. Cohen, Architect, PC, plans and specifications.

         10. Paragraph 2 of the Lease Agreement is modified to change the number 60 to 120 in the third line if the Tenant elects to have the Landlord deliver only the shell of the building in accordance with Paragraph 64 of the Lease Agreement.

         11. The word "replacing" shall be deleted from the 12th line of the second paragraph of Paragraph 12 of the Lease Agreement.

         12. Paragraph 64 of the Lease is modified to state that if the Tenant elects to have the Landlord provide only a shell of the building, then Tenant has the further option of removing certain items from the shell and be reimbursed on a dollar-for-dollar credit for the items removed.

         13. Tenant reserves the right to make any and all changes to the plans and specifications attached as Exhibits to this Lease without charge to the Tenant provided said changes are in materials of equal value, the changes do not impede the construction timetable and there is no direct increase in cost to the Landlord.

         14. The Exhibits attached to the Lease Agreement shall be as follows:

             Exhibit               Description
             -------               -----------
             A                     Preliminary and Final Site Plan prepared by
                                   Crucili-Dolci, Inc. dated 9/30/97 as revised on 11/5/97 (1 sheet).

             B Preliminary and Final Site Plan prepared by Crucili-Dolci, Inc. dated 9/30/97 as revised on 11/5/97 with a dotted red line delineating the proposed subdivision line and yellow highlighted area delineating the common areas (1 sheet).

             C Estimating Package consisting of First Floor Plan, Second Floor Plan and Third Floor Plan prepared by The Aztec Corporation and dated 9/22/97 as revised on 12/5/97 (3 sheets).

             C1 Interior Construction Estimating Package prepared by The Aztec Corporation dated 11/19/97 and revised 12/8/97 (37 pages).

             D Base Building Exhibit consisting of First Floor Plan, Second Floor Plan and Third Floor Plan prepared by The Aztec Corporation dated 9/22/97 as revised on 12/15/97 and 3/18/98 (3 sheets) along with Interior Construction
                                   Estimating Package prepared by The Aztec
                                   Corporation dated 11/19/97 as revised on 12/8/97 and edited on 3/17/98 (40 pages).

             D1 Set of Drawings prepared by Steven S. Cohen, Architect, PC, dated 2/16/98, consisting of 12 sheets labeled A.0 to A.11.

             D2                    Letter from John J. Klein III to Randy J.
                                   Csik dated 4/2/98 with paragraphs 2 and 3 deleted and initialed by John J. Klein III (1 page).

             D3                    Specification book prepared by Steven S.
                                   Cohen, Architect, PC, dated November 19,
                                   1997, revised December 8, 1997 and edited for base building on February 17, 1998.

AGREED & ACCEPTED:



                                        CRESTWOOD CONSTRUCTION, LLC
                                        LANDLORD


                                    By: /s/ John Klein
                                        ----------------------------------------
                                        John Klein, Manager Member



                                        YARDVILLE NATIONAL BANK
                                        TENANT


                                    By: /s/ Patrick Ryan
                                        ----------------------------------------
                                        Patrick Ryan, President/CEO

                                    ADDENDUM
                                       TO
                                 LEASE AGREEMENT

            Landlord:           CARDUNERS PROPERTY PARTNERSHIP
                                c/o Carduner's Liquor Store
                                Carduner Shopping Center
                                Rts. 130 & 571
                                East Windsor, NJ, 08520

            Tenant:             YARDVILLE NATIONAL BANK
                                3111 Quakerbridge Road
                                Mercerville, NJ, 08619

            Property:           18 Princeton-Hightstown Road
                                Hightstown, NJ, 08520

===============================================================================

The contents of this Addendum shall be an integral part of the Lease Agreement between Landlord and the Tenant dated March , 1998 and wherever the contents of this Addendum and the Lease Agreement differ, this Addendum shall govern.


       1. The Lease Term on the Summary of Basic Lease Provisions shall be modified to state six years, 8 months.

       2. Under the "Minimum Rent To Be Paid During Lease Term" in the Summary of Basic Lease Provisions, the first line should be modified to change "8 mos" within the ( ) to "21 mos".

       3. The Security Deposit in the Summary of Basic Lease Provisions should be changed from $5,000.00 to 0.

       4. The Rent In The Renewal Term should be modified to adjust the column headings of "Annual" and "Monthly" to coincide with the appropriate numbers and a second renewal term of an additional five years should be inserted to allow for the tenant's second 5-year option to renew at increases in annual rent equal to 3% each year.

       5. Paragraph 1.1 is hereby modified to state the following: That in consideration of the rents and covenants herein set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, a portion of the real estate designated on the Tax Map of East Windsor Township as Lot 15, Block 6, consisting of the existing building known as 18 Princeton-Hightstown Road, East Windsor, NJ, together with the right to use the driveway to Route 571 and parking area in total being approximately 37% of the square footage of land identified as Lot 15, Block 6, East Windsor Township, and set forth on Exhibit A attached hereto. It is agreed, however, that Landlord and any future Tenants of the Landlord existing on Lot 15, Block 6, of the current East Windsor Tax Map shall have the right in common with the Tenant to use the existing driveway of the Demised Premises provided that Tenant maintains, during the term of this lease, and any extensions thereof, the same number of parking spaces which it is leasing from Landlord hereunder and Tenant's use of the existing parking area remains the same.

       6. Paragraph 3.1 of the Lease is modified to add the following:
"Notwithstanding the above, Landlord shall not unreasonably withhold its consent to any alterations or improvements and any non-structural improvements to the interior of the premises may be made by Tenant without the consent of the Landlord."

       7. Paragraph 4.6 of the Lease is modified to add before the word, "day", in the fourth line of this paragraph, the word: "tenth".

       8. Paragraph 5.1 of the Lease should be modified to delete the word, "continuously" in the first line of that paragraph.

       9. Paragraph 6.2 of the Lease should be deleted in its entirety and substituted with the following:

               The Operation and Maintenance Costs shall include maintaining and repairing the common areas of the premises of which the leased premises form a part. Such expenses shall include lighting, cleaning, snow removal, policing, landscaping, repairing and patching of the common roadways, and Landlord's insurance for covering fire and such other risks as are from time to time involved in standard extended coverage endorsements and special broad form coverages, insuring not less than 90% of the full insurable value of the Demised Premises and improvements installed by Landlord or others within same, in addition to rent loss insurance in amounts acceptable to Landlord.

       10. Paragraph 6.5 is hereby modified to add the following:
Notwithstanding the above, Landlord hereby agrees that Tenant is permitted to pay the fire and liability insurance coverage directly to the appropriate insurance company. Tenant shall provide Landlord proof of said payment within ten days of said payment and Tenant shall be fully responsible for any interest or penalties resulting from late payments of the same. Tenant shall be responsible for paying one hundred percent (100%) of the tax on the improvements for Lot 15, Block 6, East Windsor Township, and thirty-seven percent (37%) of the tax assessment for the land. The Landlord shall be responsible for the remaining sixty-three percent (63%) of the tax on the land. Tenant's portion of the tax bill will be paid by Tenant to Landlord within ten (10) days of Tenant's receipt of the tax bill from Landlord.

       11. Paragraph 6.7 to the Lease Agreement should be added stating the following: "Tenant reserves the right to audit once a year any common area operation and maintenance costs and said costs should be reasonable and customary."

       12. Paragraph 7.1 of the Lease Agreement should be deleted since no rules and regulations presently exist.

       13. Article 9 of the Lease Agreement should be modified to state Tenant's and Landlord's Maintenance and Repairs. Paragraph 9.1 should be deleted and replaced with the following:

               Tenant shall take good care of the premises and shall at the Tenant's own cost and expense, make all repairs, including painting and decorating, and shall maintain the premises in good condition and state of repair. The Tenant shall neither encumber nor obstruct the sidewalks, parking areas and entrances, but shall maintain the same in clean condition, free from debris, refuse, snow and ice. Tenant shall be responsible for the first $2,500.00 per year of the following:

               a. Maintenance of the roof and exterior walls in good condition;
               b. All structural repairs; and
               c. All necessary replacements of the plumbing, cooling, heating, electrical and sewer systems.

               In the event the repairs listed in (a), (b) or
               (c) above exceed $2,500.00 in any given year, during the initial lease term or the first renewal term, then Landlord shall pay the difference in the cost of the repair above $2,500.00. Tenant's obligation for the repairs in (a), (b) or (c) above shall also be capped at $7,500.00 during the initial lease term and $7,500.00 during the first renewal term. If the cumulative cost of the repairs listed in (a),
               (b) or (c) above exceed $7,500.00 in the initial lease term, then Landlord shall pay the balance of said costs above $7,500.00. The same shall apply for the costs of said repairs in the first renewal term. If Tenant decides to exercise its option to renew the lease for the second renewal term, then Tenant shall be obligated for all costs and expenses of the repairs referred to in
               (a), (b) or (c) above during the remaining term of the lease.

       14. Paragraph 10.1 is hereby modified to add the following:
"Notwithstanding the above, if the utility services are interrupted due to no fault of the Tenant but due to the fault of the Landlord for a period of more than ten days, then Tenant will be entitled to an abatement of rent until such time as the utilities are returned to service. Tenant agrees to use its best efforts to have the utilities returned to service as soon as possible. In the event that the utility or utilities are not restored for a period of six months, then Tenant shall have the right to cancel this Lease Agreement.

       15. Paragraph 12.1(e) is hereby deleted. However, Tenant does agree to be obligated to maintain, repair and replace all plate and other glass in the leased premises. Also, the last paragraph of 12.1 is hereby deleted.

       16. Paragraph 13.1 is hereby modified to add the following:
"Notwithstanding the above, Landlord shall not be exculpated of liability for claims, demands or injuries resulting from the negligent act or failure to act or perform any duty or obligation required of Landlord, its officers, employees, agents and contractors or otherwise.

       17. Paragraph 14.1 is hereby deleted and replaced with the following:

               In the event of the total destruction of the Demised Premises by fire or other casualty during the lease term hereof or in the event of such partial destruction thereof as to render the Demised Premises wholly untenable or unfit for occupancy, then in either event, unless such damage can be repaired within one hundred eighty (180) days after the occurrence, this lease and the term hereby created, shall at either party's option, to be exercised within fifteen (15) days after notice from one to the other, as hereinafter provided, cease from the date of such damage or such destruction and Tenant shall upon written notice from Landlord immediately surrender the Demised Premises to Landlord and Tenant shall pay rent within said term only to the time of such damage or destruction. If, however, the damage as aforesaid can be repaired within one hundred eighty (180) days from the occurrence thereof, Landlord shall repair the Demised Premises with all reasonable speed, this lease shall continue in full force and effect and there shall be an abatement of rent. Landlord shall notify Tenant within thirty (30) days from the occurrence of the destruction as to whether or not the damage can be repaired within one hundred eighty days after the occurrence thereof. Tenant's rights hereunder shall not apply if the fire or other casualty is caused by the willful act of the Tenant.

       18. Paragraph 14.2 of the Lease is hereby deleted and substituted with the following:

               In the event of the partial destruction of the Demised Premises by fire or other casualty during the lease term hereof, which such partial destruction does not render the Demised Premises wholly untenable or unfit for occupancy for more than one hundred eighty
               (180) days, Landlord shall repair the damage with all reasonable speed, this lease shall continue in full force and effect and there shall be an abatement of rent. If such damage cannot be repaired within one hundred eighty
               (180) days after the occurrence, this lease and the term hereby created shall at either party's option, to be exercised within fifteen (15) days after notice from the other party as hereinafter provided shall cease from the date of such damage or destruction as provided in Section 14.1. Landlord shall notify Tenant within thirty (30) days from the occurrence of the destruction as to whether or not the damage can be repaired within one hundred eighty (180) days after either occurrence thereof. Tenant's rights hereunder shall not apply if the fire or other casualty is caused by the willful act of the Tenant.

       19. Paragraph 15.2 of the lease shall be deleted and substituted with the following:

               In the event that only part of the leased premises is taken, then Tenant shall have the option of terminating this lease if said taking materially interferes with Tenant's operation of its business. If the Tenant does not terminate this lease, there shall be a proportionate reduction of the basic rent and additional rent to be paid under this lease from and after the date such possession is taken for public use provided said taking applies to a portion of Tenant's building or parking spaces. Tenant shall have the right to participate, directly or indirectly, in any award for such public taking to the extent that it may have suffered compensable damage as a Tenant on account of such public taking, and provided Tenant's claim does not decrease Landlord's award.

       20. Paragraph 17.1 is hereby modified to state that said entries onto the Demised Premises shall be made only upon reasonable notice to Tenant and during reasonable business hours except in an emergency.

       21. Paragraph 18.5 should be modified to state that in the event of a holdover, the monthly minimum rent shall be 150% of the then existing minimum monthly rent and additional rent.

       22. Paragraph 19.1 is hereby modified to state that in the event of a holdover, Tenant shall pay 150% of the then minimum monthly rent and additional rent.

       23. Paragraph 20.1(c) is modified to change the number "10" to "30" in the second to last sentence.

       24. Paragraph 20.1(e) is modified to add after the words, "Demised Premises", the following language: "for a period of 30 days or more".

       25. Paragraph 20.1(f) is hereby modified to add after "course of business", the following: ", except for the sale of the stock of the Tenant".

       26. Paragraph 20.1(g) is hereby deleted.

       27. At the end of Paragraph 20.1, the following paragraph should be added:

               Notwithstanding the above, Landlord shall also only be allowed possession of the property in accordance with NJ law. Any non-monetary defaults shall require 30 days' written notice to Tenant of Tenant's right to cure which right to cure shall be extended so long as Tenant is diligently pursuing a cure in good faith.

       28. Paragraph 23.1 is hereby deleted and substituted with the following:

               Whenever, under this lease, provision is made for Tenant securing the written consent or approval by Landlord, such consent or approval shall not be unreasonably withheld.

       29. Paragraph 24.1 is hereby modified to add the following language:
"Notwithstanding the above, Tenant consents to the above provided mortgagee signs a Subordination, Non-Disturbance and Attornment Agreement in a form satisfactory to Tenant.

       30. Paragraph 24.2 is hereby modified to delete the last sentence of said paragraph.

       31. Paragraph 29.1 is hereby modified to add after the words, "ten percent (10%) per annum from", the following: "the tenth day following".

       32. Paragraph 32.1 should be modified to add the following:
"Notwithstanding the above, Landlord shall be responsible for any interruptions in utility services as set forth in the modification to Paragraph 10.1 of the lease."

       33. Paragraph 33.1 of the lease should be deleted.

       34. Paragraph 38.1 should be modified to change "one (1) year" in the fifth line to "six (6) months".

       35. The following additional paragraphs should be added to the lease:

       EXCLUSIVE USE. Landlord agrees that Landlord will not rent to any other banking facility within a one mile radius of the leased premises.

       ARBITRATION. (a) All disputes which may arise between the parties hereto out of or in relation to or in connection with this agreement, shall be settled by arbitration in accordance with the provisions set forth in the NJ Arbitration Act, N.J.S.A. 2A:24-1 et seq. The decision of such arbitration shall be binding upon both parties and a judgment on an award rendered shall be entered pursuant to Paragraph (b).

       (b) Exclusive jurisdiction over entry of judgment on any arbitration award rendered pursuant to Paragraph (a) or over any dispute,, action or suit arising therefrom shall be in any Court of appropriate subject matter jurisdiction located in NJ, County of Mercer, and the parties by this agreement expressly subject themselves to the personal jurisdiction of said Court for the entry of any such judgment and for the resolution of any dispute, action or suit arising in connection with the entry of such judgment.

       WAIVER OF SUBROGATION. Landlord and Tenant hereby release the other from any and all liability or responsibility (to the other or anyone claiming through or under them by the way of subrogation or otherwise) under fire and extended coverage or supplementary contract casualties, if such fire or other casualties shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that, except as otherwise provided in this lease, this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair such policies or prejudice the right of the releasor to recover thereunder. Each of Landlord and Tenant agrees that its policies will include such a clause or endorsement so long as the same shall be obtainable without extra cost or if costs shall be charged therefore so long as the other party pays such extra cost. If extra costs shall be chargeable therefore, each party shall notify the other party therefore and of the amount of the extra cost and the other party shall be obligated to pay the extra cost unless, within ten days after such notice, it elects not to be obligated so to do by written notice to the original party. If such clause or endorsement is not available, or if either party should not desire the coverage at extra cost to it, then the provisions of this paragraph shall not apply to the policy or policies in question.

       ROOFTOP ANTENNA/MODIFICATIONS. Tenant, with prior review and approval by the Landlord, which approval shall not be unreasonably withheld, is permitted to install antenna/satellite dishes and related equipment on the roof of the building or on the site provided, however, that Tenant shall comply with any and all governmental restrictions and regulations and obtain all necessary permits and, in addition, Tenant shall be responsible for any damage or defect created in the roof by reason of the installation, removal or existence of such materials and shall appropriately screen such equipment and materials from view.

                                            LANDLORD:
                                            CARDUNERS PROPERTY PARTNERSHIP

                                       By:  /s/ Robert Carduner
                                            -----------------------------------
                                            Robert Carduner, General Partner

                                            TENANT:
                                            YARDVILLE NATIONAL BANK

                                       By: /s/ Patrick Ryan
                                           ------------------------------------
                                           Patrick Ryan, President, CEO